Exhibit 10.5

[Triton PCS Holdings, Inc. Letterhead]

[Date]

[Employee Name]
[Employee Address]

Dear [Employee Name]:

     As the [Title] of Triton Management Company, Inc. (“Triton”), you are eligible to participate in Triton’s revised executive bonus program. The revised bonus program has been approved by the Compensation Committee of the Board of Directors of Triton PCS Holdings, Inc. for the benefit of certain officers in job classifications of vice-president and above. In order to participate in this program you must also be nominated by the Chief Operating Officer and approved by the Chief Executive Officer. The revised bonus program is intended to enhance the incentives provided to certain officers and to reflect our expectation that future stock awards may be more limited than in the past.

     You should understand that Triton believes that this program is an important part of our overall compensation package. The existence of this program does not affect any other portion of our compensation strategy. Nevertheless, nothing in this agreement should be interpreted to offer or continue any other compensation or bonus program and any bonus paid in addition to those offered under this program, if any, will be determined from time to time in the Company’s sole discretion.

     Your participation in this program carries with it certain obligations and by participating in this program, you agree to the terms and conditions set forth below:

1.     You will be eligible to receive the following bonus payments, subject to the terms and conditions of this agreement:

[Bonus Schedule]

     In order to receive the foregoing payment, you must be employed on the date the bonus payments are made (except as otherwise provided in Section 2 below). As a result, if you resign or if your employment is terminated by Triton at any time for any reason, you will not be entitled to receive any further payments under this agreement.

[Employee Name]
Date

          In addition, your performance evaluation must reflect that your overall performance meets Triton’s minimum acceptable standards for each evaluation immediately preceding the payment of any scheduled bonus. Further, you will not be entitled to receive any bonus payment in the event that you are in breach of any agreement with Triton (including, but not limited to any noncompetition, nonsolicit or similar agreement) or have violated any of Triton’s policies in any material respect at the at the time of any scheduled payment.

          Any amounts paid under this agreement will be subject to applicable taxes and withholding.

2.     You will be entitled to be paid any amounts not previously paid under the terms of this agreement in the event of a “change of control” if any of the following occur:

     (a)  Your employment with Triton or its successor is terminated (other than for cause) in connection with a change of control or prior to the one-year anniversary of such change of control;

     (b)  You either: (i) decline employment, or (ii) terminate your employment prior to the one-year anniversary of the change of control, because in either case, your offer or employment or continuation of employment is in a position that is not substantially similar to your position immediately prior to the change of control or such position is located more than 30 miles from your principal business office immediately prior to the change of control; or

     (c)  You remain in employment with Triton or its successor for the one-year period immediately following the change of control.

     For purposes of this paragraph, the term “change of control” shall have the same meaning as under your restricted stock award agreement as in effect as of the date of any change of control.

3.     As a condition of payment of any amount provided in paragraph 1 above, you may be required to execute a release of claims relating to the bonus payment substantially in the form of the attached release.

4.     During the remaining term of your employment, you agree that you will not, directly or indirectly, sell, transfer, assign, pledge, place in trust or otherwise dispose of (collectively, “Transfer”) beneficial ownership of any shares of Class A common stock of Triton however acquired (“Triton Shares”), except as otherwise expressly permitted in this Section. Any such Transfer shall be subject to the terms and conditions of any other agreements applicable to your Transfer of Triton Shares as may be in effect during the term of this agreement.

          (a)  You may Transfer Triton Shares provided the price per share is at least eight dollars (as such amount may be appropriately adjusted for stock splits, stock dividends,

[Employee Name]
Date

combinations, recapitalizations and such similar events) or such lower amount as may be established by the Committee from time to time in its sole discretion.

          (b)  You may Transfer such Triton Shares as may be necessary to satisfy any tax obligation arising as a result of the award or vesting of any Triton Shares or upon the exercise of any option to acquire any Triton Shares.

          (c)  You may Transfer your Triton Shares provided you have not been employed by Triton or any of its affiliates for a period of at least 90 days; provided, however, that this 90-day restriction shall not apply if your termination is Without Cause or for Good Reason.

          (d)  You may Transfer any Triton Shares that have been acquired in an open market acquisition on or after January 1, 2001.

          (e)  In the event of a Transfer of any Triton Shares by J.P. Morgan Partners (23 A SBIC), LLC, Equity-Linked Investors-II or Private Equity Investors III, L.P., you may Transfer an equivalent proportion of your Triton Shares.

     Nothing in this Section shall be deemed to preclude any Transfer of Triton Shares either: (i) to members of your immediate family, or to a trust for the benefit of members of your immediate family, provided that the family member or trust agrees to continue to be bound by the transfer restrictions set forth in this paragraph 4; or (ii) to or for the benefit of any charitable organization.

5.     You will be eligible to receive additional awards under the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (or any successor thereto) under the terms of such plan as may be approved by the Committee from time to time.

6.     Except as otherwise expressly modified under this agreement, all other terms and conditions of your employment shall continue in full force and effect. This agreement is not intended to create, and shall not be construed to create, a contract of employment or any modification of your status as an “at will” employee of Triton.

7.     Any term of this agreement that is determined to be invalid or unenforceable in any jurisdiction shall not effect the enforceability of the remaining terms of this agreement or the validity or enforceability of any provision of this agreement in any other jurisdiction.

8. You are not permitted to pledge or assign any of your rights, including the right to receive any payments, under this agreement and any attempt to assign your rights will be considered null and void. The promise to pay any amounts under this agreement shall be considered an unfunded obligation of Triton and you will not have any preferential rights to any assets of Triton.

[Employee Name]
Date

     You may evidence your acceptance of the terms and conditions of this bonus program by executing this agreement where provided below and returning it to me.

Triton Management Company
Michael E. Kalogris Chief Executive Officer

[Employee Name]

RECEIPT AND AGREEMENT

The undersigned hereby agrees to accept and acknowledges receipt of           less applicable withholding for income and payroll taxes, as full payment of all amounts due under the Triton bonus plan for calendar year [200x]. In consideration of such payment the undersigned hereby irrevocably and unconditionally releases Triton Management Company, Inc. and its subsidiaries and affiliates, together with all of its employees, directors, shareholders, officers, agents, representatives, successors, assigns, and the like and all persons acting by, through or in concert with any of them (collectively, the “Releasees”) from any and all charges, liabilities, damages or causes of action (including attorneys’ fees and costs actually incurred) relating to the bonus program.

The undersigned represents that in signing this Agreement he/she does not rely, and has not relied, on any representation or statement not set forth in this Agreement made by any representatives of the Releasees with regard to the subject matter, basis or effect of this Agreement or otherwise. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this           day of           .

[Employee]